Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Capital Auto Receivables Asset Trust 2002-1, Capital Auto Receivables Asset Trust 2002-2 and Capital Auto Receivables Asset Trust 2002-3 (the “Trusts”) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), General Motors Acceptance Corporation, as Administrator, not in its individual capacity but solely as Administrator on behalf of the Trusts, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each of the Trusts.

By:	General Motors Acceptance Corporation
(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trusts)

s/Jerome B. Van Orman, Jr
(Jerome B. Van Orman, Jr., Vice President — Principal Financial Officer)

Date: November 13, 2002